SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : August 13, 1996

                          SIMON PROPERTY GROUP, INC.
             -----------------------------------------------------
            (Exact name of registrant as specified in its charter)


    Maryland                   1-12618             35-1901999
- ---------------              -----------          ------------
 State or other              (Commission         (IRS Employer
jurisdiction of              File Number)     Identification No.)
 incorporation)


115 WEST WASHINGTON STREET
INDIANAPOLIS, INDIANA                             46204
- ----------------------------------------        ---------
(Address of principal executive offices)        (Zip Code)


       Registrant's telephone number, including area code:  317.636.1600


                                Not Applicable
         ------------------------------------------------------------
         (Former name or former address, if changed since last report)

<PAGE 1>

Item 5.  Other Events


      On August 13, 1996 the Registrant made available additional ownership and operation information concerning the Registrant, Simon Property Group, L.P., and the properties owned or managed by it as of June 30, 1996, in the form of a Supplemental Information package, a copy of which is included as an exhibit to this filing. The Supplemental Information package is available upon request as specified therein.


Item 7.  Financial Statements and Exhibits

     Financial Statements:

          None


     Exhibits:

                                              Page Number in
Exhibit No.         Description               This Filing
- -----------         ------------------------  --------------
  99                Supplemental Information        4
                    as of June 30, 1996

<PAGE 2>

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


     Dated:  August 13, 1996




                         SIMON PROPERTY GROUP, INC.


                         By: Dennis Cavanagh
                             ---------------
                              Dennis Cavanagh,
                              Senior Vice President,
                              Financial Services

<PAGE 3>

                           SUPPLEMENTAL INFORMATION
                               Table of Contents
                              As of June 30, 1996




    Information                                      Page
    -----------                                     -----
Overview                                              5

Ownership Structure                                  6-7

Reconciliation of Net Income to Funds
 from Operations ("FFO")                              8

Selected Financial Information                       9-10

Portfolio GLA, Occupancy & Rent Data                  11

Rent Information                                      12

Lease Expirations                                   13-14

Scheduled Debt Amortization and Maturities            15

Summary of Mortgage Indebtedness by Maturity        16-20

Summary of Variable Rate Debt and Interest
 Rate Protection Agreements                           21

Development Activities                              22-23

Renovation/Expansion Activities                       24

Capital Expenditures                                  25

Gains on Sales of Peripheral Land                     26

Teleconference Text - August 7, 1996                27-31

<PAGE 4>

                             SIMON PROPERTY GROUP
                                   Overview


THE COMPANY
- -----------
      Simon Property Group, Inc. (the "Company") was the sole general partner of, and owned a controlling 61.1% interest in, Simon Property Group, L.P. ("SPG") as of June 30, 1996. In December 1993, the Company completed its Initial Public Offering in which it sold 43.4 million shares of common stock at $22.25 per share. In April 1995, the Company completed an add-on offering of
6.2 million shares at $24.125 per share. In October 1995, the Company issued 4 million convertible preferred shares at $25.00 per share. The terms of the preferred shares are summarized in the Company's December 31, 1995 Form 10-K - footnote 11 to the financial statements.

On August 9, 1996, Simon Property Group, Inc. and DeBartolo Realty Corporation (NYSE:EJD) completed a merger of the two companies, creating a combined company, Simon DeBartolo Group, Inc. (NYSE:SPG). Under the terms of the merger, DeBartolo shareholders will receive 0.68 share of Simon common stock for each share of DeBartolo common stock owned.

Simon DeBartolo Group owns or has an interest in 184 properties which consist of existing regional malls, community shopping centers and specialty and mixed-use properties containing an aggregate of 110 million square feet of gross leasable area in 33 states. Simon DeBartolo Group, together with its affiliated management company, manages approximately 127 million square feet of gross leasable area in retail and mixed-use properties.

This supplemental package was prepared for Simon Property Group as of June 30, 1996, therefore, does not include information on the DeBartolo portfolio.

THE PURPOSE OF THIS PACKAGE
- ---------------------------
      In this Supplemental Package, we have attempted to address the topics on which we receive the most questions. We believe the key benefits from providing a supplemental information package are as follows:

   *  It summarizes key information in one location.
   * It provides debt information in a format that should be more useful to users.
   * It should be especially useful for any new shareholders or analysts attempting to learn about SPG or setting up financial models.

We hope you find this Supplemental Package beneficial. Any questions, comments or suggestions should be directed to: Shelly J. Doran, Director of Investor Relations-Simon Property Group, P.O. Box 7033, Indianapolis, IN 46207 (317) 685-7330.

<PAGE 5>

SIMON PROPERTY GROUP
OWNERSHIP STRUCTURE
As of June 30, 1996


SIMON PROPERTY GROUP, L.P. (the "Operating Partnership")

Total Common Shares and Units Outstanding = 95,842,853 (1)

  Operational Assets:
  -------------------
     62 Regional Malls (2)
     55 Community Shopping Centers
     2 Specialty Retail Centers
     3 Mixed-Use Properties

  Partners:                                              %
  ---------                                          -----
     Simon Property Group, Inc.
       Public Shareholders                           57.5%
       Simon Family and Executive Management          3.6%


     Limited Partners
       Simon Family and Executive Management         35.7%
       Other                                          3.2%
                                                    ------
                                                    100.0%

Simon Property Group, Inc. (the "Company")
  61.1% General Partner of Operating Partnership

  Common Shareholders                         Shares        %
 --------------------                     ----------   ------
  Public Shareholders                     55,117,859    94.1%
  Simon Family and Executive Management    3,442,366     5.9%
                                          ----------   -----
                                          58,560,225   100.0%

Limited Partners ("Limited Partners")
  38.9% Limited Partners of Operating Partnership

  Unitholders                                  Units        %
  -----------                             ----------   ------
  Simon Family and Executive Management   34,204,708    91.7%
  Other Limited Partners                   3,077,920     8.3%
                                          ----------   ------
                                          37,282,628   100.0%
                                          ==========   ======

(1) Excludes 4 million shares of preferred stock issued on October 27, 1995.
(2) Does not include Cottonwood Mall in Albuquerque, New Mexico which opened on July 31.

<PAGE 6>

                             SIMON PROPERTY GROUP
                  Changes in Common Stock and Unit Ownership
          For the Period from December 31, 1995 through June 30, 1996


                                          SPG, L.P.        SPG, Inc.
                                            Units        Common Shares
                                          ----------     --------------
Number Outstanding at December 31, 1995   37,282,628        58,360,195

March 22 Award of Restricted Stock
(Stock Incentive Program)                          -           200,030

Number Outstanding at June 30, 1996       37,282,628        58,560,225

Total Common Shares and Units Outstanding at June 30, 1996: 95,842,853
                                                            ==========
<PAGE 7>

           SIMON PROPERTY GROUP
Reconciliation of Net Income to Funds From
          Operations ("FFO") (1)
           As of June 30, 1996

  (In thousands, except per share data)

                                                        Six
                                                       Months
                                                       Ended
                                                      June 30,
                                                -------------------
Simon Property Group, L.P. (the "Operating        1996        1995
 Partnership")                                  -------     -------

Income of the Operating Partnership before
 Extraordinary Item                             $47,800     $45,735

Plus:  Depreciation and Amortization from
       Consolidated Properties                   51,038      42,959

Less:  Minority Interest Portion of
       Depreciation, Amortization and
       Extraordinary Item                        (1,514)     (1,561)

Plus:  SPG's Share of  Depreciation and
       Amortization from Unconsolidated
       Affiliates                                 5,950       3,012

Less:  Preferred Dividends                       (4,062)          -

Less:  Gain on Sale of Asset                          -      (2,350)

Funds from Operations of the Operating
 Partnership                                    $99,212     $87,795
     Percent Increase                             13.0%

Weighted Average Common Shares and Units
 Outstanding                                     95,754      89,868

FFO per Share/Unit                                $1.04       $0.98
     Percent Increase                              6.1%


Simon Property Group, Inc. (the "Company")

FFO Allocable to SPG, Inc.                      $60,619     $51,357
     Percent Increase                             18.0%

Weighted Average Common Shares Outstanding       58,471      52,536

FFO per Share                                     $1.04       $0.98
     Percent Increase                              6.1%

Distributions per Common Share/Unit             $0.4925     $0.4925

(1) FFO amounts were calculated in accordance with the National
    Association of Real Estate Investment Trust's revised definition of FFO. Please see detailed discussion of FFO in the Company's June 30, 1996, Form 10-Q.

<PAGE 8>

          SIMON PROPERTY GROUP
     Selected Financial Information
           As of June 30, 1996

     (In thousands, except as noted)

                                                     Six Months
                                                       Ended
                                                      June 30,
                                            --------------------------
Financial Highlights                            1996          1995         %
                                                                         Change
- ------------------------                       ------        ------      ------

Total Revenues - Consolidated Properties     $ 283,204   $   260,255     8.8%

Total EBITDA of Portfolio Properties         $ 231,981   $   208,027    11.5%
EBITDA After Minority Interest               $ 184,936   $   169,363     9.2%

Net Income Available to Common
 Shareholders                                $  26,566   $    26,594   (0.1)%
Net Income Available to Common
 Shareholders per Share                      $    0.45   $      0.51  (11.8)%

Funds from Operations of the Operating
 Partnership                                 $  99,212   $    87,795    13.0%
Funds from Operations Allocable to Simon
 Property Group, Inc.                        $  60,619   $    51,357    18.0%
Funds from Operations per Common Share       $    1.04   $      0.98     6.1%

Common Stock Distributions Declared, per
 Common share                                $  0.4925   $    0.4925        -

Occupancy at End of Period:
     Regional Malls (1)                          83.1%(5)      84.6%   (1.5)%
     Community Shopping Centers (2)              92.6%         94.6%   (2.0)%

Average Base Rent per Square Foot:
     Regional Malls (1)                      $   19.79    $    18.06     9.6%
     Community Shopping Centers (2)          $    7.44    $     7.21     3.2%

Total Tenant Sales Volume, in millions (3)
     Regional Malls (4)                      $   1,572    $    1,385    13.5%
     Community Shopping Centers (2)          $     542    $      584   (7.2)%

Number of Properties Open at End of Period         122           119     2.5%

Units Outstanding at End of Period              37,283        37,285     0.0%
Common Shares Outstanding at End of Period      58,560        57,038     2.7%
                                                ------        ------
Total Common Shares and Units Outstanding
 at End of Period                               95,843        94,323     1.6%
                                                ======        ======
Weighted Average Units Outstanding              37,283        37,332   (0.1)%
Weighted Average Common Shares
 Outstanding                                    58,471        52,536    11.3%
                                                ------        ------
Weighted Average Common Shares and Units
 Outstanding                                    95,754        89,868     6.5%
                                                ======        ======

(1)  Includes mall and freestanding stores.
(2)  Includes all Owned GLA.
(3)  Represents only those tenants who report sales.
(4) Based upon the new standard definition of sales for regional malls adopted by the International Council of Shopping Centers which includes only mall and freestanding stores.
(5) The Company is actively de-leasing two centers, Charles Towne Square and Southtown Mall, in anticipation of de-malling these properties. The SPG regional mall portfolio occupancy excluding these centers is 84.5%, as compared to the reported 83.1%.

<PAGE 9>
              SIMON PROPERTY GROUP
         Selected Financial Information
               As of June 30, 1996

         (In thousands, except as noted)

                                                         June 30,   December 31,
Selected Balance Sheet Information and Statistics          1996         1995
                                                        ----------   ----------
Total Assets                                            $2,679,081   $ 2,556,436

Consolidated Debt                                       $2,178,539   $ 1,980,759

Joint Venture Debt                                      $  457,578   $   410,652

SPG Share of Joint Venture Debt                         $  154,532   $   167,644

Common Stock Price at End of Period                     $   24.500   $    24.375

Equity(1)                                               $2,448,150   $ 2,431,294

Total Capitalization - Consolidated Debt Only           $4,626,689   $ 4,412,053

Debt-to-Market Capitalization - Consolidated Only            47.1%         44.9%

Total Capitalization - Including SPG Share of JV
 Debt                                                   $4,781,221   $ 4,579,697

Debt-to-Market Capitalization - Including SPG
 Share of JV Debt                                            48.8%         46.9%


(1) Market value of Common Stock and Partnership Units plus book value of Preferred Stock.

<PAGE 10>

                             SIMON PROPERTY GROUP
                     Portfolio GLA, Occupancy & Rent Data
                              As of June 30, 1996


                                                      % of      Average
                                                     Owned     Annualized
                                                      GLA      Base Rent
                               Total        % of     Which     per Leased
 Type of          GLA          Owned       Owned       is      Sq. Ft. of
 Property       Sq. Ft.         GLA         GLA      Leased    Owned GLA
- ----------     -------     -----------     ------   -------    ---------

Regional Malls
- --------------
- -Anchor        30,559,944    9,705,228     26.0%     97.3%       $3.00

- -Mall Store    17,295,319   17,295,320     46.5%     82.8%       20.20
- -Freestanding   1,109,786      458,263      1.2%     95.4%        6.55
   Subtotal    18,405,105   17,753,583     47.7%     83.1%      $19.79

Regional
Mall Total     48,965,049   27,458,811     73.7%     88.2%      $13.14

Community Shopping Centers
- --------------------------
- -Anchor         8,096,208    5,121,065     13.7%     93.3%       $6.07
- -Mall Store     3,021,730    2,940,640      7.9%     90.6%        9.91
- -Freestanding     765,868      284,809      0.8%    100.0%        7.06

Community
Center Total   11,883,806    8,346,514     22.4%     92.6%       $7.44

Mixed-Use Properties
- --------------------
- -Office Portion 1,454,916    1,454,916      3.9%     92.3%      $20.34

GRAND TOTAL    62,303,771   37,260,241    100.0%     89.3%      $12.10

                               Occupancy History
                                                   Community
          As of           Regional Malls(1)    Shopping Centers(2)
         -------          -----------------    -------------------
          6/30/96                83.1%(3)              92.6%
          6/30/95                84.6%                 94.6%
         12/31/95                86.4%                 95.1%
         12/31/94                86.2%                 94.6%
         12/31/93                85.6%                 89.3%
         12/31/92                84.6%                 89.3%

       (1) Includes mall and freestanding stores.
       (2) Includes all Owned GLA.
       (3) The Company is actively de-leasing two centers, Charles Towne Square and Southtown Mall, in anticipation of de-malling these properties. The SPG regional mall portfolio occupancy excluding these centers is 84.5%, as compared to the reported 83.1%.

<PAGE 11>

                             SIMON PROPERTY GROUP
                               Rent Information
                              As of June 30, 1996

Average Base Rent


         Mall & Freestanding        %          Community       %
As of  Stores at Regional Malls  Change   Shopping Centers    Change
6/30/96          $19.79           9.6%           $7.44         3.2%
6/30/95           18.06             -             7.21           -
12/31/95          18.68           7.2             7.27         2.5
12/31/94          17.43           3.1             7.09         3.1
12/31/93          16.91           4.8             6.88         1.5
12/31/92          16.14           7.9             6.78         8.1


Rental Rates
- ------------
      Base Rent (1)
      -------------
        Store Openings  Store Closings         Amount of Change
Year    During Period   During Period         Dollar    Percentage
        -------------   -------------         ------    ----------
Regional Malls:
- ---------------
1996 (YTD)  $22.20        $16.81              $5.39       32.1%
1995         21.92         16.54               5.38       32.5
1994         18.67         13.35               5.32       39.9
1993         21.45         15.18               6.27       41.3
1992         20.09         14.21               5.88       41.4

Community Shopping Centers:
- ---------------------------
1996 (YTD)   $9.52         $7.18              $2.34       32.6%
1995         10.00          8.78               1.22       13.9
1994         10.43         11.33              (0.90)      (7.9)
1993         11.66          9.59               2.07       21.6
1992          9.40          9.08               0.32        3.5

(1)Represents the average base rent in effect during the period for those tenants who signed leases as compared to the average base rent in effect during the period for those tenants who closed or whose leases expired.

<PAGE 12>
SIMON PROPERTY GROUP
Lease Expirations(1)
As of June 30, 1996
                         Number of                   Avg. Base Rent
                          Leases       Square       per Square Foot
      Year               Expiring       Feet          at 6/30/96
- ------------------      ---------      -------      --------------
 Regional Malls -
 Mall & Freestanding Stores

1996 (7/1 - 12/31)            83       188,394           $17.97
1997                         675     1,573,382            17.44
1998                         604     1,009,841            20.91
1999                         586     1,346,366            20.50
2000                         530     1,187,246            22.16
2001                         513     1,357,279            19.05
2002                         323     1,014,870            20.63
2003                         336       982,755            21.02
2004                         357     1,116,345            20.78
2005                         327     1,195,650            19.12
2006                         495     1,534,259            22.10
                           -----    ----------           ------
TOTALS                     4,829    12,506,387           $20.28
                           =====    ==========           ======
    Regional Malls -
      Anchor Tenants

1996 (7/1 - 12/31)             2       127,230            $2.24
1997                           6       592,036             1.59
1998                           6       871,029             1.68
1999                           8     1,082,410             1.72
2000                           6       723,869             2.56
2001                           8       924,778             2.08
2002                           2       222,540             1.78
2003                           3       255,227             3.54
2004                           9       715,572             4.54
2005                           6       675,033             2.31
2006                           7       755,481             4.01
                              --     ---------            -----
TOTALS                        63     6,945,205            $2.50
                              ==     =========            =====
     Community Centers - Mall
 Stores & Freestanding Stores

1996 (7/1 - 12/31)             8        31,095            $5.58
1997                         118       310,943            10.71
1998                         126       345,090            11.11
1999                         118       396,470            10.73
2000                         110       486,074             9.03
2001                          78       253,949            11.17
2002                          26       138,877             8.62
2003                          21       157,684             8.94
2004                          20       121,352            11.13
2005                          23       210,946             7.76
2006                          11       117,143             8.98
                             ---     ---------            -----
TOTALS                       659     2,569,623            $9.90
                             ===     =========            =====
<PAGE 13>

 Community Centers -
      Anchor Tenants

1996 (7/1 - 12/31)             3        61,256            $6.64
1997                          10       291,550             5.55
1998                           1        55,695             5.49
1999                           7       263,019             4.39
2000                           5       217,813             4.43
2001                          10       397,756             3.73
2002                           3       146,520             6.13
2003                           7       248,553             6.57
2004                           6       150,943             5.80
2005                           9       437,915             7.01
2006                           7       460,400             5.95
                             ---     ---------            -----
TOTALS                        68     2,731,420            $5.57
                             ===     =========            =====

(1) Does not consider the impact of options that may be contained in leases.
<PAGE 14>


 Simon Property Group
 Scheduled Debt Amortization and Maturities
 As of June 30, 1996
 (In thousands)

                                                          SPG's Share    SPG's Share
                    Scheduled     Scheduled               of Scheduled  of Scheduled
      Year        Amortization   Maturities      Total    Amortization   Maturities     Total

  Consolidated
   Properties

      1996                3,684       63,079      66,763         3,684        63,079      66,763
      1997               11,823      107,200     119,023        11,823       107,200     119,023
      1998               10,104      285,880     295,984        10,104       278,439     288,543
      1999               12,673      253,339     266,012        12,673       253,339     266,012
      2000               14,220      326,005     340,225        14,220       282,814     297,034
      2001               15,299            0      15,299        15,299             0      15,299
      2002               14,278       86,144     100,422        14,278        86,144     100,422
      2003                8,486      275,150     283,636         8,486       275,150     283,636
      2004                3,745      161,256     165,001         3,745       161,256     165,001
      2005                4,092            0       4,092         4,092             0       4,092
   Thereafter                 0      211,082     211,082             0       211,082     211,082
                        -------   ----------  ----------       -------    ----------  ----------
                        $98,404   $1,769,135  $1,867,539       $98,404    $1,718,503  $1,816,907

   Short Term
   Credit Facilities

      1996                    0            0           0             0             0           0
      1997                    0            0           0             0             0           0
      1998                    0      311,000     311,000             0       311,000     311,000
 Total                  -------   ----------   ----------       -------    ---------- ----------
 Consolidated Debt      $98,404   $2,080,135   $2,178,539       $98,404    $2,029,503 $2,127,907
                        =======   ==========   ==========       =======    ========== ==========

 Joint Ventures
      1996                  112        5,000       5,112            56         2,500       2,556
      1997                  241            0         241           120             0         120
      1998                  267            0         267           134             0         134
      1999                  295      142,330     142,625           148        49,272      49,420
      2000                  119       21,639      21,758            36        10,820      10,856
      2001                2,221            0       2,221           775             0         775
      2002                2,384            0       2,384           832             0         832
      2003                2,559            0       2,559           892             0         892
      2004                2,747            0       2,747           957             0         957
      2005                    0      160,471     160,471             0        58,144      58,144
   Thereafter                 0      117,193     117,193             0        29,846      29,846
                        -------   ----------   ---------        ------     ---------  ----------
 Total Joint
 Venture Debt           $10,945     $446,633    $457,578        $3,950      $150,582    $154,532

<PAGE 15>

SIMON PROPERTY GROUP
Summary of Mortgage
Indebtedness By Maturity
As of June 30, 1996
(In thousands)

                                                        Principal   SPG Share   Weighted Average
     Property                    Maturity   Interest     Balance     of Loan     Interest Rate
       Name                        Date       Rate       6/30/96     Balance        by Year
- ------------------------         --------   --------   ---------    ---------   ----------------
Consolidated Properties:
   Fixed Rate Debt:
   Subtotal 1996-1997                                          0            0

     White Oaks Mall             03/01/98      7.70%      16,500        9,061
     Ross Park Mall              08/15/98      6.14%      60,000       60,000
                                                          ------       ------
          Subtotal 1998                                   76,500       69,061        6.48%

     West Ridge Mall             06/01/99      8.00%      50,306       50,306
     Ingram Park Mall            11/01/99      9.63%       7,000        7,000
     Ingram Park Mall            12/01/99      8.10%      49,423       49,423
     Barton Creek Square         12/30/99      8.10%      63,958       63,958
     La Plaza Mall               12/30/99      8.25%      50,815       50,815
          Subtotal 1999                                  221,502      221,502        8.16%

     Windsor Park Mall           06/01/00      8.00%       6,044        6,044
     Trolley Square              07/23/00      5.81%      19,000       17,100
     Bloomingdale Court          12/01/00      8.75%      29,009       29,009
     Forest Plaza                12/01/00      8.75%      17,354       17,354
     Fox River Plaza             12/01/00      8.75%      12,654       12,654
     Lake View Plaza             12/01/00      8.75%      22,169       22,169
     Lincoln Crossing            12/01/00      8.75%         997          997
     Matteson Plaza              12/01/00      8.75%      11,159       11,159
     Regency Plaza               12/01/00      8.75%       1,878        1,878
     St. Charles Towne Pl        12/01/00      8.75%      30,887       30,887
     West Ridge Plaza            12/01/00      8.75%       4,612        4,612
     White Oaks Plaza            12/01/00      8.75%      12,345       12,345
          Subtotal 2000                                  168,108      166,208        8.39%

          Subtotal 2001                                        0            0

     Crossroads Mall             07/31/02      7.75%      41,440       41,440
     North Riverside Park        09/01/02      9.38%       4,155        4,155
     North Riverside Park        09/01/02     10.00%       3,698        3,698
     Hutchinson Mall             10/01/02      8.44%      11,523       11,523
     Markland Mall               12/15/02      6.75%      10,000       10,000
     Muncie Mall                 12/15/02      6.75%      24,000       24,000
          Subtotal 2002                                   94,816       94,816        7.63%

<PAGE 16>

     Battlefield Mall            06/01/03      7.50%      51,271       51,271
     South Park Mall             06/15/03      7.25%      24,748       24,748
     Anderson Mall               12/15/03      6.74%      19,000       19,000
     Forest Mall                 12/15/03      6.74%      12,800       12,800
     Forest Village Park         12/15/03      6.16%      20,600       20,600
     Golden Ring Mall            12/15/03      6.74%      29,750       29,750
     Longview Mall               12/15/03      6.16%      22,100       22,100
     Midland Park Mall           12/15/03      6.31%      22,500       22,500
     Miller Hill Mall            12/15/03      6.74%      34,500       34,500
     North Towne Square          12/15/03      6.31%      23,500       23,500
     Towne West Square           12/15/03      6.16%      40,250       40,250
          Subtotal 2003                                  301,019      301,019        6.69%

     Cielo Vista Mall            07/01/04      8.13%       2,413        2,413
     College Mall                07/01/04      7.00%      43,727       43,727
     Greenwood Park Mall         07/01/04      7.00%      36,623       36,623
     Tippecanoe Mall             07/01/04      8.45%      47,913       47,913
     Towne East Square           07/01/04      7.00%      57,813       57,813
          Subtotal 2004                                  188,489      188,489        7.38%

           Subtotal 2005-2006                                  0            0

     Cielo Vista Mall            05/01/07      9.25%      56,585       56,585
     Irving Mall                 05/01/07      9.25%      43,573       43,573
     McCain Mall                 05/01/07      9.25%      26,424       26,424
     Valle Vista Mall            05/01/07      9.25%      34,996       34,996
          Subtotal 2007                                  161,578      161,578        9.25%

           Subtotal 2008-2011                                  0            0

     Windsor Park Mall           05/01/12      8.00%       9,005        9,005
          Subtotal 2012                                    9,005        9,005        8.00%

     O'Hare International        12/31/13      7.50%      27,500       27,500
          Subtotal 2013                                   27,500       27,500        7.50%

           Subtotal 2014-2025                                  0            0

     Sunland Park Mall           01/01/26      8.63%      40,325       40,325
          Subtotal 2026                                   40,325       40,325        8.63%
                                                       ---------    ---------        ----
     Total Consolidated Fixed Rate Debt                1,288,842    1,279,503        7.73%

<PAGE 17>

    Variable Rate Debt:

     Lincolnwood Town Ctr        12/27/96      6.06%      63,079       63,079
          Subtotal 1996                                   63,079       63,079        6.06%

     Eastland Mall               11/01/97      6.65%      30,000       30,000
     St. Charles Towne Ctr       12/31/97      6.37%      77,200       77,200
          Subtotal 1997                                  107,200      107,200        6.45%

     East Towne Mall             09/29/98      6.56%      55,000       55,000
     Eastgate Consumer           12/31/98      6.50%      25,429       25,429
     Riverway                    12/31/98      6.38%      85,571       85,571
     Riverway                    12/31/98      6.38%      45,879       45,879
          Subtotal 1998                                  211,879      211,879        6.44%

     Cottonwood Mall (1)         02/01/99      7.48%      38,398       38,398
          Subtotal 1999                                   38,398       38,398        7.48%

     Jefferson Valley Mall       01/12/00      6.05%      50,000       50,000
     The Forum Shops             02/23/00      6.47%     100,000       59,521
     Trolley Square              07/23/00      6.94%       4,641        4,177
     Trolley Square              07/23/00      6.94%       3,500        3,150
          Subtotal 2000                                  158,141      116,848        6.36%
                                                       ---------    ---------        ----
           Total Consolidated Variable Rate Debt         578,697      537,404        6.45%
                                                       ---------    ---------        ----
           Total Consolidated Properties               1,867,539    1,816,907        7.33%
                                                       =========    =========        ====

Joint Venture Properties:
    Fixed Rate Debt:

     The Source                  12/21/96      N/A         5,000        2,500
          Subtotal 1996                                    5,000        2,500

           Subtotal 1997-1999                                  0            0

     North East Mall             09/01/00     10.00%      22,554       11,277
          Subtotal 2000                                   22,554       11,277       10.00%

           Subtotal 2001-2004                                  0            0

<PAGE 18>

     Cobblestone Court           11/30/05      7.22%       6,180        2,163
     Crystal Court               11/30/05      7.22%       3,570        1,249
     Fairfax Court               11/30/05      7.22%      10,320        2,709
     Gaitway Plaza               11/30/05      7.22%       7,350        1,715
     Ridgewood Court             11/30/05      7.22%       7,980        2,793
     Royal Eagle Plaza           11/30/05      7.22%       7,920        2,772
     The Plaza at Buckland       11/30/05      7.22%      17,680        4,641
     The Yards Plaza             11/30/05      7.22%       8,270        2,895
     Village Park Plaza          11/30/05      7.22%       8,960        3,136
     West Town Corners           11/30/05      7.22%      10,330        2,411
     Westland Park Plaza         11/30/05      7.22%       4,950        1,155
     Willow Knolls Court         11/30/05      7.22%       6,490        2,272
     Seminole Towne Center       12/27/05      6.88%      70,500       31,724

          Subtotal 2005                                  170,500       61,635        7.08%

     Smith Haven Mall            06/17/06      7.86%     115,000       28,750
          Subtotal 2006                                  115,000       28,750        7.86%

           Subtotal 2007-2016                                  0            0

     Total Joint Venture Fixed Rate Debt                 313,054      104,162        7.46%



    Variable Rate Debt:

           Subtotal 1996-1998                                  0            0

     Stratosphere (2)            03/13/99      7.50%      12,542        6,271
     Ontario Mills (2)           05/07/99      8.25%      13,934        3,484
     Lakeline Mall               05/16/99      5.88%      65,897       32,949
     Circle Centre (2)           08/29/99      7.22%      52,151        7,666
          Subtotal 1999                                  144,524       50,370        6.73%



          Total Joint Venture Variable Rate Debt         144,524       50,370        6.73%
                                                       ---------    ---------        -----
          Total Joint Venture Properties                 457,578      154,532        7.23%
                                                       ---------    ---------        -----
          Total Mortgage Debt                          2,325,117    1,971,439        7.31%
                                                       =========    =========        =====
<PAGE 19>

Corporate Credit Facilities:

    Variable Rate Debt:

     SPG, LP                     08/07/98      6.77%     311,000      311,000
        Subtotal 1998                                    311,000      311,000        6.77%


             Corporate Credit Facilities                 311,000      311,000        6.77%


        (1)  Option exists to extend maturity one year.
        (2)  Two one-year ptions exist to extend maturity.


Reconciliation to Balance Sheets at June 30,1996

                                         Principal   SPG Share   Weighted
                                          Balance     of Loan     Average
                                          6/30/96     Balance  Interest Rate
                                        ---------   ---------    -------

Consolidated Fixed Rate Debt            1,288,842   1,279,503      7.73%

Consolidated Variable Rate Debt           578,697     537,404      6.45%
Corporate Credit Facilities               311,000     311,000      6.77%
                                        ---------   ---------      ----
Subtotal                                  889,697     848,404      6.56%
                                        ---------   ---------      ----
Mortgage and Other Notes Payable
Consolidated Balance Sheets             2,178,539   2,127,907      7.25%
                                        =========   =========      ====
Joint Venture Fixed Rate Debt             313,054     104,162      7.46%
Joint Venture Variable Rate Debt          144,524      50,370      6.73%
Mortgage and Other Notes Payable        ---------   ---------      ----
 Partnerships and Joint Ventures          457,578     154,532      7.23%
                                        =========   =========      ====
<PAGE 20>


SIMON PROPERTY GROUP
Summary of Variable Rate Debt and Interest Rate Protection Agreements
As of June 30, 1996
(In thousands)

                                            Simon                                            Terms of
                                          Ownership    SPG                                   Interest
                               Principal    % of     Share of Interest     Terms of            Rate
   Property      Maturity       Balance     Joint      Loan     Rate       Variable         Protection
     Name          Date         6/30/96   Ventures   Balance   6/30/96       Rate           Agreement

Consolidated Properties:

Variable Rate Debt:

Lincolnwood
Town Ctr         12/27/96         63,079               63,079     6.06% LIBOR + 1.25%   LIBOR swapped at
                                                                                        4.81% through
                                                                                        maturity.

Eastland Mall    11/01/97         30,000               30,000     6.65% LIBOR + 1.50%   LIBOR swapped at
                                                                                        5.15% through
                                                                                        maturity; lender
                                                                                        has right to
                                                                                        cancel swap
                                                                                        effective 1/1/97.
St. Charles
Towne Ctr        12/31/97         77,200               77,200     6.37% LIBOR + 1.25%   $62,238 of loan
                                                                                        balance is LIBOR
                                                                                        swapped at 5.12%
                                                                                        through maturity;
                                                                                        lender has right
                                                                                        to cancel swap
                                                                                        effective 1/3/97.

East Towne Mall  09/29/98         55,000               55,000     6.56% LIBOR + 1.125%
Eastgate
Consumer         12/31/98         25,429               25,429     6.50% LIBOR + 1.50%   LIBOR capped at
                                                                                        5.0% through
                                                                                        maturity.
Riverway         12/31/98         85,571               85,571     6.38% LIBOR + 1.375%  LIBOR capped at
                                                                                        5.0% through
                                                                                        maturity.
Riverway         12/31/98         45,879               45,879     6.38% LIBOR + 1.375%  LIBOR capped at
                                                                                        5.0% through
                                                                                        maturity.

Cottonwood Mall  02/01/99 (1)     38,398               38,398     7.48% LIBOR + 2.00%   LIBOR rate can be
                                                                                        reduced based upon
                                                                                        mall performance.

Jefferson
Valley Mall      01/12/00         50,000               50,000     6.05% LIBOR + .55%    LIBOR capped at
                                                                                        8.7% through
                                                                                        maturity.
The Forum Shops  02/23/00        100,000      59.5%    59,521     6.47% LIBOR + 1.0%    See Footnote #2.
Trolley Square   07/23/00          4,641      90.0%     4,177     6.94% LIBOR + 1.50%
Trolley Square   07/23/00          3,500      90.0%     3,150     6.94% LIBOR + 1.50%
                                 -------              -------
Total Consolidated Properties    578,697              537,404
                                 =======              =======

Corporate Credit Facilities:
SPG, L.P.        08/07/98        311,000              311,000     6.77% LIBOR + 1.325%  On March 13, 1995, the
                                                                                        Operating Partnership
Total Corporate Credit                                                                  entered into a two-year cap agreement
Facilities                       311,000              311,000                           in the amount of $100 million.  The
                                                                                        Operating Partnership may elect to use this
                                                                                        cap on any wholly-owned variable-
                                                                                        interest-rate debt. The LIBOR cap may
                                                                                        fluctuate through March 13, 1997.
                                                                                        LIBOR is initially capped at 7.5%
                                                                                        through maturity, however, if LIBOR
                                                                                        should equal or exceed 8.75% between
                                                                                        monthly reset dates, then LIBOR would
                                                                                        be capped at 8.5% for that period only.

Joint Venture Properties:

Variable Rate Debt:

Stratosphere     3/13/99  (3)     12,542      50.0%     6,271     7.50% LIBOR + 2.00%   LIBOR rate can be
                                                                                        reduced based upon
                                                                                        project
                                                                                        performance.
Ontario Mills    5/7/99   (3)     13,934      25.0%     3,484     8.25% LIBOR + 2.75%   LIBOR rate can be
                                                                                        reduced based upon
                                                                                        project
                                                                                        performance.
Lakeline Mall    5/16/99          65,897      50.0%    32,949     5.88% LIBOR + .375%
Circle Centre    8/29/99  (3)     52,151      14.7%     7,666     7.22% LIBOR + 2.375%

Total Joint Venture              -------               ------
Properties                       144,524               50,370
                                 -------               ======
Total Variable Mortgage        ---------
and Other Indebtedness         1,034,221
                               =========

Footnotes:
(1)  Option exists to extend maturity one year.
(2)  Cap agreement was made on $89,000 of total loan balance; LIBOR capped @ 7% through
     12/23/96; however if LIBOR should increase more than 0.6% between monthly reset dates, the cap will be increased by 0.25%, but shall not exceed 8.25%.
(3)  Two one-year options exist to extend maturity.


<PAGE 21>

 SIMON PROPERTY GROUP
 Development Activities
 As of June 30, 1996
                                         Non-Anchor                                     Projected
                                SPG     Sq. Footage    Anchors/         Actual/        Developmnt
                     GLA     Ownership    Leased/        Major         Projected          Cost
  Mall/Location   (sq. ft.)  Percentage Committed(1)     Tenants         Opening       (in millions)



Recently Opened

Cottonwood Mall   1,035,000     100.0%      87%        Dillard's        7/31/96                 $75
Albuquerque, NM                                        Foley's
(Opened 7/31/96)                                       JCPenney
                                                       Mervyn's
                                                       Montgomery Ward
                                                       United Artist Entertainment
                                                        Complex


Under
Construction

Tower Shops at       89,000      50.0%      87%        Rainforest Cafe  8/96                  $25
  Stratosphere (Phase I)                               Stratosphere
                                                        Casino(2)
Las Vegas, NV


Ontario Mills     1,400,000      25.0%      81%        AMC Theatres    11/96                 $168
Ontario, CA                                            Marshalls
(Los Angeles)                                          Totally 4 Kids
                                                       Sports Authority
                                                       TJMaxx
                                                       Burlington
                                                       Bed Bath &
                                                        Beyond
                                                       Mikasa
                                                       Off 5th-Saks Fifth
                                                        Avenue Outlet
                                                       JCPenney Outlet
                                                       American Wilderness
                                                        Experience
                                                       Dave & Buster's
                                                       Bernini - Off
                                                        Rodeo
                                                       Group USA
                                                       IWERKS
                                                       Virgin Records


The Source          730,000      50.0%      (3)        Fortunoff        8/97                 $151
Long Island, NY                                        Nordstrom Rack
                                                       Off 5th-Saks Fifth
                                                        Avenue Outlet
                                                       Cheesecake
                                                        Factory
                                                       Rainforest Cafe
                                                       Just for Feet
                                                       Bertolini's

<PAGE 22>

Arizona Mills     1,225,000      25.0%     (3)         Oshmans         11/97               $182
Tempe, Arizona                                          Supersport
                                                       Off 5th-Saks Fifth
                                                       Avenue Outlet
  (Groundbreaking                                      Burlington Coat
          8/1/96)                                       Factory
                                                       Ross Dress for
                                                        Less


Grapevine Mills   1,450,000      37.5%      (3)        Books-A-Million 11/97                 $186
Grapevine, Texas                                       Burlington Coat
                                                        Factory
(Dallas/Ft. Worth)                                     Off 5th-Saks Fifth
                                                        Avenue Outlet
  (Groundbreaking                                      Group USA
         7/10/96)
                                                       Rainforest Cafe



Under Development

Shops at Sunset     500,000      75.0%      (3)        AMC 24 Theatre   4/98                 $130
 Place
South Miami, FL
    (Construction
  start projected
            9/96)


(1)  As of July 31, 1996.
(2)  Not a tenant per se; directly connected to the Tower Shops at Stratosphere.
(3)  Leasing still in preliminary stage since project will not open until after 1996.

<PAGE 23>

                              SIMON PROPERTY GROUP
                         Renovation/Expansion Activities
                               As of June 30, 1996

              Anticipated   Projected
Name/Location  Completion     Cost      Scope of Construction
                        (in millions)

The Forum Shops  9/97         $90       Addition of 250,000 square feet, 92%
at Caesars                              leased and committed. Tenants include:
Las Vegas, NV                           Virgin Records, FAO Schwarz, Cheesecake
(Expansion)                             Factory and NikeTown.


College Mall     11/96        $4        Renovation of common area including new
Bloomington, IN                         floor treatment, skylights and entrances,
(Renovation & Expansion)                as well as upgrading of parking lot lighting
                                        and signage.


Greenwood Plus   11/96        $4        21,000 square foot expansion of Kohl's and
Greenwood, In                           9,000 square foot expansion of Best Buy.
(Expansion)


Muncie Mall      9/97         $21       Renovation of common area including new floor
Muncie, IN                              treatment and skylights.  Addition of 120,000
 (Renovation & Expansion)               square foot L.S. Ayres store with a projected
                                        opening of 11/96.  Additional 41,000 square feet
                                        of small shops leading to new Ayres projected to open
                                        spring 1997.  Existing Ayres store to be converted into
                                        food court, restaurants and retail with a scheduled
                                        opening of 9/97.

Tippecanoe Plaza 5/97         $4        Relocation/expansion of Service
Lafayette, IN                           Merchandise.  Reconfiguration of old
Service
(Renovation)                            Merchandise for new Barnes & Noble.

<PAGE 24>

                             SIMON PROPERTY GROUP
                             Capital Expenditures
                              As of June 30, 1996


                                 (In millions)


                                         Joint Venture Properties
                           Consolidated                 SPG's
                            Properties        Total     Share

Acquisitions                 $43.9             -         -

New Developments              32.1          $126.7     $46.2

Renovations and Expansions    23.4 (1)         0.3       -

Tenant Allowances-Retail      11.2             0.7       0.3

Tenant Allowances-Office       4.3 (2)         -         -

Capital Expenditures
   Recovered from Tenants      1.0             0.2       -

Other (3)                      1.5             0.6       0.1


Totals                      $117.4          $128.5     $46.6

(1)Costs were incurred primarily at The Forum Shops at Caesars, Tippecanoe Plaza, Muncie Mall and Greenwood Plus.
(2)Includes $3.3 million in tenant improvements to be paid over a 7-year period: $500,000/year from 1996 to 2000 and $400,000 to be paid in 2001 and 2002.
(3)Primarily represents capital expenditures not recovered from  tenants.


<PAGE 25>



                             SIMON PROPERTY GROUP
                       Gains on Sales of Peripheral Land
                              As of June 30, 1996
                                 (In millions)

                                            Six Months Ended
                                                June 30,
                                           1996           1995
                                           ----           ----
Consolidated Properties                    $1.0           $1.2

SPG's Share of Joint Venture Properties     1.6            0.8


Totals                                     $2.6           $2.0

<PAGE 26>

SIMON PROPERTY GROUP
Teleconference Text
August 7, 1996


Good afternoon and welcome to our second quarter earnings teleconference. Rick Sokolov is also here with me.

We issued the earnings press release yesterday and I assume that all of you have copies by now. In the interest of time, I will not go into the details included in that release. Instead, I'd like to take this opportunity to discuss key trends noted for the first six months of 1996, to update you on the status of our merger with DeBartolo Realty Corporation, and for Rick to provide you with a brief overview of DeBartolo's second quarter highlights.

SPG's Funds from Operations for the second quarter of 1996, under NAREIT's revised definition, were $0.53 per share. This represented an increase of 6.0% from the $0.50 per share for the same period in 1995. FFO in gross dollars increased 10.2% to $50.5 million in the second quarter and increased 13.0% to $99.2 million for the six months ended June 30th. Our quarter and year-to-date per share amounts have been impacted by the 6.2 million share secondary offering we did in April 1995.

Under the previous method of reporting, FFO would have been $0.55 per share for the second quarter of 1996, and for the first six months would have been $1.09 per share. We expect NAREIT's new definition to reduce 1996 FFO by $0.10 or $0.11 per share as compared to the old definition. $0.07 of this is directly tied to IPO and public company formation costs.

Let me now turn to some of the operational highlights of the second quarter:

Small shop occupancy at June 30 in the regional mall segment was down 1.5 percentage points to 83.1% from 84.6% one year earlier. As we discussed in our first quarter teleconference, the driving factor behind this decline was the 1996 closings from tenants who filed bankruptcy in 1995, including Edison Brothers, Petrie Stores and Merry Go Round. We have made reasonable progress in responding to bankruptcy created vacancies, as evidenced, we have over 1.0 million square feet of leases currently out for signature for 1996 store openings, almost 300,000 square feet of which is for space currently vacant.

We  also  continued  our  demalling effort at two  properties.   Without  these
properties, which are being actively de-leased, occupancy in the mall portfolio would have been 84.5%.

Average base rent at June 30, 1996, was $19.79 for the regional malls, up $1.73, or 9.6%, from $18.06 at June 30, 1995. Excluding the impact of non-comparable centers (centers not included in SPG portfolio during the same period in 1995), average base rent was $18.96, for a 5.0% increase over the 1995 level. Releasing spreads at the regional malls have remained strong, with new leases signed averaging $5.39 per square foot in excess of those leases expiring or tenants that closed.

Utilizing the new standard ICSC definition of sales for regional malls which excludes anchors, sales volume for the first six months was up 13.5%, to $1,572 million in 1996 from $1,385 million for the same period in 1995. Excluding the non-comparable centers, the volume was $1,411 million, for an increase of 3%.

Comparable tenant sales on a per square foot basis within the regional mall portfolio were up 3% over 1995. Strong growth was noted in the following tenant categories within our portfolio: jewelry, shoes, mens and womens wear, family wear, and ladies' specialty. When you consider the tenant loss due to bankruptcy and the effect of adverse winter weather earlier this year, sales for our regional mall portfolio have been extremely positive.

We've continued to see a rebound at our Texas border properties. Sales growth for the first half of 1996 over the first half of 1995 for these properties was 5.9%. As we have noted previously, we experienced a $.02 decline in 1995 FFO as a result of the Mexican peso devaluation, primarily as a result of lower percentage rents at those five properties. Although we are clearly not back to pre-devaluation 1994 sales levels, we are encouraged by the improvement and optimistic about the upward trending of sales for the remainder of 1996.

Development and Acquisition Activities

Now I'd like to spend a few minutes discussing our recent development and acquisition activities:

Cottonwood Mall, 100% owned by SPG, in Albuquerque, New Mexico, had a hugely successful grand opening on July 31st. The 125,000 first day visitors is comparable to nearly one-fourth of the city's entire population. Cottonwood Mall, Albuquerque's first new regional mall in three decades, marks Simon's entry into the state of New Mexico, raising the Company's national presence to retail properties in 29 states.

Cottonwood Mall is the first major retail development on Albuquerque's rapidly growing West Mesa and is anchored by Dillard's, Foley's, JCPenney, Mervyn's California and Montgomery Ward. This 1.0 million square foot super-regional mall opened 87% leased and committed and boasts many popular retailers including GAP and GAP Kids, The Disney Store, Cache, Rampage, Laura Ashley, and Garden Botanika. A United Artists nine screen theatre and STARPORT entertainment complex is scheduled to open by the end of 1996.

Construction continues on The Source, a 730,000-square-foot value-oriented retail center scheduled to open in August 1997 in Westbury, Long Island. SPG owns 50% of this joint venture which has a projected development cost of $151 million. Our partner is Fortunoff who has a 200,000 square-foot existing store generating $165 million in annual sales volume which will be incorporated into the center. Tenants committed to the project include Nordstrom Rack, Off 5th-Saks Fifth Avenue Outlet, Cheesecake Factory, Rainforest Cafe, Just for Feet, and Bertolini's.

Construction of the expansion of Forum Shops at Caesars continues as scheduled. This 250,000 square foot addition is nearly 100% leased and committed and is scheduled to open in September, 1997. Pro forma rents are approaching $100 per square foot on this $90 million project that will feature tenants including Virgin Records, FAO Schwarz, Cheesecake Factory, and NikeTown.

Construction also continues on an expansion and renovation of Muncie Mall. A new 120,000 square foot L.S. Ayres department store is under construction and scheduled to open in November 1996. A reconfiguration of the existing L.S. Ayres store, a new food court and additional small shops are scheduled to open in spring 1997.

We have completed demolition of the existing Bakery Centre in South Miami, Florida in preparation for the development of The Shops at Sunset Place. We are continuing pre-development efforts for this 550,000-square-foot retail and entertainment center and plan to start construction yet in 1996.

Ontario Mills near Los Angeles, a joint venture development with The Mills Corporation, is scheduled to open this November. This 1.4 million square foot super-regional value-oriented center is over 80% leased and committed. Anchor tenants for this project include AMC Theatres, Marshalls, Sports Authority, TJMaxx, Off 5th-Saks Fifth Avenue Outlet, JCPenney Outlet, IWERKS, and Dave & Buster's. SPG owns 25% of this $168 million project.

On July 10, we broke ground on Grapevine Mills in Grapevine (Dallas/Ft. Worth), Texas. SPG owns 37.5% of this 1.45 million square foot project that is projected to open in late 1997. Anchor tenants include Books-A-Million, Burlington Coat Factory, Off 5th-Saks Fifth Avenue Outlet, Group USA, and Rainforest Cafe. Total costs are projected at $186 million.

Just a few days ago on August 1, we broke ground on Arizona Mills in Tempe, Arizona. This 1.2 million square foot mall is a joint venture development between Taubman, Mills and SPG and features Oshmans Supersport, Off 5th-Saks Fifth Avenue Outlet, Burlington Coat Factory, and Ross Dress for Less. SPG will own 25% of this project which has an anticipated opening in late 1997. Total costs are projected at $182 million.

Construction also continues for the initial phase of the Tower Shops at Stratosphere in Las Vegas. We are nearly 100% leased for this small 89,000 square foot retail complex at average pro forma rents in excess of $100 per square foot. SPG owns 50% of this $25 million project, which was financed with a construction loan and $3 million of equity from each partner. We are cognizant of the disappointing operating results of the Stratosphere Corporation, and met with representatives of the company last week. Visitor traffic to the tower, which is a key factor to the retail component, has remained steady and tenant interest in the project remains strong.

I'd also like to reiterate some of the major tenant activity in our portfolio we announced yesterday:

* At Alton Square in Alton, Illinois, we are adding a new Sears store, scheduled for a fall 1997 opening. Alton Square is a small regional mall north of St. Louis, and the addition of Sears should reinforce this mall as the primary shopping destination for the river bank area.

* At Smith Haven Mall, we are adding JCPenney as a new anchor in place of Steinbach. Penney will open in the spring of 1997. We were able to effect this improvement to the center only 7 months after acquiring it.

* At Orange Park Mall, AMC Theatre is opening a 24 screen theatre complex in the fall of 1997. We think this project will improve an already very solid center and differentiate it from its competition in the Jacksonville market.

And finally,

* At St. Charles Towne Center in Waldorf, Maryland, a 100,000 square foot Kohl's will soon be under construction for a spring 1997 opening. Kohl's will be the 5th anchor at this very productive super-regional mall southeast of Washington, D.C.

As we discussed previously, SPG acquired the remaining third party ownership interest in Ross Park Mall in April 1996 at an acquisition price of $44 million plus the assumption of the joint venture partner's share of existing debt. A $54 million mortgage on the property was retired concurrent with the acquisition. Funds from SPG's unsecured line of credit were utilized for these transactions. Located in the suburbs of Pittsburgh, Pennsylvania, Ross Park Mall has been the dominant mall in its trade area since its opening in 1986. Mall stores sales per square foot approached $400 in 1995 and at June 30, 1996, mall stores occupancy were 93.1% leased.

I'd like to ask Rick now to briefly discuss some of the highlights of DeBartolo's second quarter.

EJD COMMENTS


SPG/EJD Merger

As we informed you via press release yesterday, the DeBartolo shareholders overwhelmingly approved the merger with SPG with an 83% favorable vote. Less than 1% of the votes cast opposed the merger. A 2/3 vote was required to approve the merger.

SPG shareholders tendered proxies in favor of the merger for over 79% of the outstanding shares, well in excess of the 50% required to approve the merger. Less than 1% of the proxies tendered opposed the merger. However, we are also seeking amendments to the SPG charter to, among other things, expand the board from 9 to 13 members. These amendments, which we believe are in the best interests of the shareholders, require an 80% shareholder vote.

As a result, we adjourned our special shareholders meeting until 4:00 p.m. Indianapolis time today, at which time we expect to be in a position to certify the shareholder vote for the merger and the amendments to the SPG charter.

The senior management team for Simon DeBartolo Group has been substantially identified, and detailed transition and integration plans to consolidate the two organizations have been developed for each function.

The coordination, exchange of knowledge and discussions between the two companies has been intense in the months since the merger was announced. We have organized and empowered numerous "integration teams" who have been meeting on a regular basis to identify the "best practices" and develop detailed integration and transition plans on an individual function and process basis.

The conclusions of our work to date have reinforced our original beliefs that there are substantial synergies from putting these two companies together.

We expect to realize approximately $20 million of annual overhead savings from combining the two home office staffs. This is well in excess of the $10 million  level  we  had utilized in the pro forma financial statements  in  our joint proxy. Some of this savings will be realized yet in 1996, with the majority to occur by mid year 1997, when we expect the integration process to be substantially complete.

The major components of this $20 million in annual savings are:

 *    redundant public company costs                                  2 million

 *    lower benefit costs from lower employee base                    3 million

 *    streamling of core disciplines (leasing development, management)5 million

 *    consolidation of back office functions                         10 million


We are in the process of realigning the 13 operating regions of the two mall portfolios into a new combined regional alignment which will assist in our development, leasing, property management and marketing efforts. We expect to have the core disciplines of leasing, property management and development fully integrated within the next 60 days.

On the operations side, we have completed a number of analysis and comparisons, and identified opportunities for income enhancement and cost savings. For example, we have completed a detailed study of both companies' Retail Development Programs and have identified additional opportunities for income generation which could aggregate $5 million annually by 1997. Additionally, a detailed analysis of operating expense levels at comparable Simon and DeBartolo properties has resulted in identification of ways the best practices of each organization can be adopted to lower overall CAM costs.

Upon closing, which is scheduled for Friday, August 9, we will immediately begin to implement the integration and transition plans.

We remain thoroughly convinced that through this merger we will create a new real estate company of unparalleled size, talent and financial strength. It offers enhanced opportunities for future growth in addition to the cost savings and operating efficiencies which will be of immediate benefit to the company.

We have been in in-depth discussions with the rating agencies since the merger announcement, and expect to file both debt and equity shelf registration statements for the merged company in the next couple of weeks. We expect to maintain our investment grade ratings, and in fact have been recently placed on "positive outlook" by Moody's.

This concludes our prepared remarks for this conference call. We are now ready to take questions from the participants.

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